Exhibit 99.1

NEWS RELEASE

Media Contact: Colleen Flanagan Johnson, cefjohnson@magellanhealth.com, (860) 507-1923

Investor Contact: Joe Bogdan, jbogdan@magellanhealth.com, (860) 507-1910

Magellan Health Reports First Quarter 2017 Financial Results

Confirms 2017 Guidance

Scottsdale, Ariz. – April 26, 2017 – Magellan Health, Inc. (NASDAQ: MGLN) today announced financial results for the first quarter ended March 31, 2017, as summarized below:

	Three Months Ended
	March 31
(In millions, except per share results)
	2017	2016	Chg
Net revenue	$1,305.6	$1,117.0	16.9%
Net income	$17.7	$13.2	34.1%
Segment profit *	$69.8	$59.9	16.5%
Adjusted net income *	$26.1	$19.4	34.5%

Per share results:
Earnings per share (EPS)	$0.74	$0.54	37.0%
Adjusted earnings per share *	$1.09	$0.79	38.0%

* Refer to the Basis of Presentation for a discussion of non-GAAP financial measures.

Highlights Include:

•	Net revenue increased 16.9 percent over first quarter of 2016 to $1.3 billion.
•	Segment profit increased 16.5 percent over the first quarter of 2016 to $69.8 million.
•	Net income was $17.7 million, an increase of 34.1 percent over the first quarter of 2016.
•	Adjusted net income was $26.1 million, an increase of 34.5 percent from the first quarter of 2016, mainly due to higher segment profit and lower effective income tax rate.
•	The Company is reiterating its 2017 annual guidance.
•

On February 13, 2017, the Company announced that it entered into a contract with the Commonwealth of Virginia to participate statewide in the Commonwealth Coordinated Care Plus (CCC Plus) program. Magellan was selected through a competitive procurement and is one of six companies to contract with Virginia for this program. The CCC Plus program is Virginia's initiative around Managed Long Term Services and Supports (MLTSS), and will serve approximately 214,000 individuals with complex care needs. The

CCC Plus program will phase in MLTSS members by region from August 2017 through January 2018.
•	On March 23, 2017, the Company announced that Magellan Behavioral Health of Pennsylvania earned full accreditation by the National Committee for Quality Assurance (NCQA).
•

On April 3, 2017 the Company announced its release of the seventh annual Medical Pharmacy Trend Report, which continues to be a leading source for payers and other industry stakeholders to analyze high-cost injectable drugs paid under the medical benefit.

•	On April 21, 2017, the Company announced that it achieved reaccreditation from URAC for Pharmacy Benefits Management for its commercial and managed care pharmacy lines of business.
•	On June 22, the Company is hosting its 2017 Investor Day in New York City.

“During the past several years, we have repositioned our company and laid the foundation for growth ahead. Our value proposition, integrated approach, and decades of expertise working with special populations have all converged to position Magellan as a leader in providing solutions for managing complex populations and conditions across the healthcare continuum,” said Barry M. Smith, chairman and CEO. “I’m pleased to report that we continued to see solid results in the first quarter. We are reiterating the 2017 guidance provided during our year-end earnings call in February.”

Net Revenue

Net revenues for the first quarter of 2017 increased 16.9 percent to $1.3 billion compared to $1.1 billion in the first quarter of 2016 primarily due to business growth and the annualization of revenue from prior year acquisitions, partially offset by the impact of contract terminations.

Healthcare Segment Profit

Segment profit for the quarter ended March 31, 2017 was $47.2 million for the healthcare segment.  This represents an increase of 27.0 percent over the first quarter of 2016 mainly due to improved results in the government market and net favorable out of period items, partially offset by the Health Insurer Fee moratorium in 2017. Segment profit for the current quarter included approximately $13 million of favorable prior period items, comprised of approximately $8 million revenue retroactivity and $5 million care development.

Pharmacy Management Segment Profit

Segment profit for the quarter ended March 31, 2017 was $29.0 million for the pharmacy management segment. This represents an increase of 1.6 percent from the first quarter of 2016 driven by new business sales and earnings from the Veridicus acquisition, which closed on December 13, 2016, offset by contract terminations and higher administrative costs to support growth initiatives.

Corporate

Corporate costs, inclusive of eliminations but excluding stock compensation expense, totaled $6.4 million, which represents a $0.6 million increase over the first quarter of 2016. This increase is mainly due to one-time expenses to support acquisitions.

Cash Flow & Balance Sheet

Cash flow used in operations for the quarter ended March 31, 2017 was $31.1 million, compared to $31.9 million for the first quarter of 2016.  This net use of operating cash includes the timing of variable compensation payments.

As of March 31, 2017, the Company’s unrestricted cash and investments totaled $288.0 million, which represents a decrease of $5.9 million from the balance at December 31, 2016. Approximately $121.5 million of the unrestricted cash and investments at March 31, 2017 is related to excess capital and undistributed earnings held at regulated entities.

Restricted cash and investments at March 31, 2017 of $299.3 million reflect a decrease of $16.6 million from the balance at December 31, 2016. This decrease is primarily attributable to the use of restricted cash and investments for the payment of claim and other liabilities associated with terminated contracts.

Outlook

The Company is reiterating its 2017 annual guidance.

	Full-year 2017 Guidance Ranges
(In millions, except per share results)
	Low	High
Net revenue	$5,795.0	$6,095.0
Net income	$90.0	$114.0
Segment profit [1]	$329.0	$349.0
Adjusted net income [1]	$123.0	$145.0
Cash flow from operations	$150.0	$182.0
Per share results:
Earnings per share	$3.72	$4.71
Adjusted earnings per share [1]	$5.08	$5.99

[1]Refer to the Basis of Presentation for a discussion of non-GAAP financial measures.

“Compared to the first quarter of 2017, we expect the segment profit run rate to increase for the remainder of the year due to the following factors: timing of new business implementations, timing of rate changes, normal earnings seasonality in our Part D plan, and timing of customer settlements across our businesses,” said Jonathan N. Rubin, chief financial officer.

Earnings Conference Call

Management will discuss the Company’s first quarter results on a conference call Wednesday,  April 26, 2017 at 10:00 a.m. Eastern. To participate in the conference call, dial 1-800-857-1812 approximately 10 minutes before the start of the call. The conference call will also be available live via webcast at Magellan's investor relations page at MagellanHealth.com. A telephonic replay will be available shortly after the conclusion of the call through May 26, 2017. This replay may be accessed by dialing 1-800-925-0872 (domestic) or 1-402-998-0542 (international). A replay of the webcast will also be available at the site listed above for 30 days, beginning approximately two hours after the conclusion of the call.

Basis of Presentation

In addition to results determined under Generally Accepted Accounting Principles (GAAP), Magellan provides certain non-GAAP financial measures that management believes are useful in assessing the Company’s performance. Following is a description of these important non-GAAP measures.

Segment profit is equal to net revenues less the sum of cost of care, cost of goods sold, direct service costs and other operating expenses, and includes income from unconsolidated subsidiaries, but excludes segment profit or loss from non-controlling interests held by other parties, stock compensation expense, special charges or benefits, as well as changes in the fair value of contingent consideration recorded in relation to acquisitions.

Adjusted net income and adjusted earnings per share reflect certain adjustments made for acquisitions completed after January 1, 2013 to exclude non‑cash stock compensation expense resulting from restricted stock purchases by sellers, changes in the fair value of contingent consideration, as well as amortization of identified acquisition intangibles.

Included in the tables issued with this press release are the reconciliations from non-GAAP measures to the corresponding GAAP measures.

About Magellan Health

Magellan Health, Inc. is a leader in managing the fastest growing, most complex areas of health, including special populations, complete pharmacy benefits and other specialty areas of healthcare. Magellan supports innovative ways of accessing better health through technology, while remaining focused on the critical personal relationships that are necessary to achieve a healthy, vibrant life. Magellan's customers include health plans and other managed care organizations, employers, labor unions, various military and governmental agencies and third-party administrators. For more information, visit MagellanHealth.com.

Forward-Looking Statements

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the Securities and Exchange Commission’s Fair Disclosure Regulation. This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties, many of which are out of our control. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding 2017 guidance for net revenue, net income, earnings per share, segment profit, adjusted net income, adjusted earnings per share, cash flow from operations, segment profit run rate, growth opportunities and strategy. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the Company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of health care services by the Company’s risk members; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission on February 24, 2017, and the Company’s subsequent Quarterly Reports on Form 10-Q filed during 2017. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit, adjusted net income, and adjusted EPS information referred to herein may be considered a non-GAAP financial measure. Further information regarding these measures, including the reasons management considers this information useful to investors, are included in the Company’s most recent Annual Report on Form 10-K and on subsequent Form 10-Qs.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2016	March 31, 2017
		(unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$304,508	$273,587
Accounts receivable, net	606,764	634,102
Short-term investments	297,493	306,549
Pharmaceutical inventory	58,995	62,374
Other current assets	51,507	52,717
Total Current Assets	1,319,267	1,329,329
Property and equipment, net	172,524	166,536
Long-term investments	7,760	7,151
Deferred income taxes	3,125	4,507
Other long-term assets	12,725	15,709
Goodwill	742,054	742,775
Other intangible assets, net	186,232	177,054
Total Assets	$2,443,687	$2,443,061

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$95,635	$82,385
Accrued liabilities	202,176	165,632
Short-term contingent consideration	9,354	9,761
Medical claims payable	184,136	174,302
Other medical liabilities	197,856	202,533
Current debt and capital lease obligations	403,693	428,795
Total Current Liabilities	1,092,850	1,063,408
Long-term debt and capital lease obligations	214,686	207,549
Tax contingencies	13,981	14,764
Long-term contingent consideration	1,799	1,343
Deferred credits and other long-term liabilities	15,882	20,032
Total Liabilities	1,339,198	1,307,096

Redeemable non-controlling interest	4,770	4,492
Ordinary common stock	520	522
Other Stockholders’ Equity:
Additional paid-in capital	1,186,283	1,200,309
Retained earnings	1,289,288	1,307,035
Accumulated other comprehensive loss	(175)	(196)
Ordinary common stock in treasury, at cost	(1,376,197)	(1,376,197)
Total Stockholders’ Equity	1,099,719	1,131,473
Total Liabilities, Redeemable Non-Controlling Interest and Stockholders’ Equity	$2,443,687	$2,443,061

Note: For a more detailed discussion of Magellan Health's results for the quarter ended March 31, 2017, refer to the Company's quarterly report on Form 10-Q, which will be filed with the SEC on, or shortly after, Wednesday, April 26, 2017, and the live broadcast or taped replay of the Company's earnings conference call on Wednesday, April 26, 2017, which will be available at MagellanHealth.com.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2016	2017
	(unaudited)	(unaudited)

Net revenue:
Managed care and other	$676,461	$729,340
PBM and dispensing	440,561	576,283
Total net revenue	1,117,022	1,305,623

Costs and expenses:
Cost of care	457,631	482,054
Cost of goods sold	415,459	542,633
Direct service costs and other operating expenses (1)(2)	192,456	221,486
Depreciation and amortization	25,007	26,976
Interest expense	1,748	4,148
Interest and other income	(683)	(949)
Total costs and expenses	1,091,618	1,276,348
Income before income taxes	25,404	29,275
Provision for income taxes	12,013	11,806
Net income	13,391	17,469
Less: net income (loss) attributable to non-controlling interest	154	(278)
Net income attributable to Magellan Health, Inc.	$13,237	$17,747

Weighted average number of common shares outstanding — basic	23,631	23,012
Weighted average number of common shares outstanding — diluted	24,511	24,038

Net income per common share attributable to Magellan Health, Inc. — basic	$0.56	$0.77
Net income per common share attributable to Magellan Health, Inc. — diluted	$0.54	$0.74

Net income	$13,391	$17,469
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities (3)	238	(21)
Comprehensive income	13,629	17,448
Less: comprehensive income (loss) attributable to non-controlling interest	154	(278)
Comprehensive income attributable to Magellan Health, Inc.	$13,475	$17,726

Note: For a more detailed discussion of Magellan Health's results for the quarter ended March 31, 2017, refer to the Company's quarterly report on Form 10-Q, which will be filed with the SEC on, or shortly after, Wednesday, April 26, 2017, and the live broadcast or taped replay of the Company's earnings conference call on Wednesday, April 26, 2017, which will be available at MagellanHealth.com.

(1)	Includes stock compensation expense of $8,887 and $10,140 for the three months ended March 31, 2016 and 2017, respectively.

(2)	Includes changes in fair value of contingent consideration of $(266) and $(49) for the three months ended March 31, 2016 and 2017, respectively.

(3)	Net of income tax provision (benefit) of $146 and $(12) for the three months ended March 31, 2016 and 2017, respectively.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended
	March 31,
	2016	2017
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$13,391	$17,469
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	25,007	26,976
Non-cash interest expense	102	253
Non-cash stock compensation expense	8,887	10,140
Non-cash income tax benefit	(538)	(1,010)
Non-cash amortization on investments	1,844	1,112
Cash flows from changes in assets and liabilities, net of effects from acquisitions of businesses:
Accounts receivable, net	(13,538)	(27,699)
Pharmaceutical inventory	(5,121)	(3,379)
Other assets	(35,839)	(1,172)
Accounts payable and accrued liabilities	11,406	(52,838)
Medical claims payable and other medical liabilities	(38,292)	(5,160)
Contingent consideration	734	(49)
Tax contingencies	289	506
Deferred credits and other long-term liabilities	(227)	4,150
Other	34	(421)
Net cash used in operating activities	(31,861)	(31,122)

Cash flows from investing activities:
Capital expenditures	(15,611)	(10,939)
Acquisitions and investments in businesses, net of cash acquired	(15,641)	(200)
Purchase of investments	(157,020)	(141,432)
Maturity of investments	144,902	131,840
Net cash used in investing activities	(43,370)	(20,731)

Cash flows from financing activities:
Proceeds from issuance of debt	—	200,000
Payments to acquire treasury stock	(7,992)	—
Proceeds from exercise of stock options and warrants	7,784	4,945
Payments on debt and capital lease obligations	(4,154)	(182,738)
Payments on contingent consideration	(2,000)	—
Other	(72)	(1,275)
Net cash (used in) provided by financing activities	(6,434)	20,932

Net decrease in cash and cash equivalents	(81,665)	(30,921)
Cash and cash equivalents at beginning of period	249,029	304,508
Cash and cash equivalents at end of period	$167,364	$273,587

Note: For a more detailed discussion of Magellan Health's results for the quarter ended March 31, 2017, refer to the Company's quarterly report on Form 10-Q, which will be filed with the SEC on, or shortly after, Wednesday, April 26, 2017, and the live broadcast or taped replay of the Company's earnings conference call on Wednesday, April 26, 2017, which will be available at MagellanHealth.com.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS BY BUSINESS SEGMENT

(In thousands)

	Three Months Ended
	March 31,
	2016	2017
	(unaudited)	(unaudited)

Healthcare
Managed care and other revenue	$618,928	$665,376
Cost of care	(457,631)	(482,054)
Direct service costs and other	(125,617)	(138,968)
Stock compensation expense (1)	2,019	2,659
Changes in fair value of contingent consideration (1)	(320)	(49)
Less: non-controlling interest segment profit (loss) (2)	169	(277)
Healthcare segment profit	37,210	47,241

Pharmacy Management
Managed care and other revenue	57,577	64,180
PBM and dispensing revenue	470,234	606,746
Cost of goods sold	(443,949)	(571,837)
Direct service costs and other	(60,841)	(75,853)
Stock compensation expense (1)	5,422	5,730
Changes in fair value of contingent consideration (1)	54	—
Pharmacy Management segment profit	28,497	28,966

Corporate and Elimination (3)
Managed care and other revenue	(44)	(216)
PBM and dispensing revenue	(29,673)	(30,463)
Cost of goods sold	28,490	29,204
Direct service costs and other	(5,998)	(6,665)
Stock compensation expense (1)	1,446	1,751
Less: non-controlling interest segment profit (loss) (2)	(4)	(1)
Corporate and Elimination	(5,775)	(6,388)

Consolidated
Managed care and other revenue	676,461	729,340
PBM and dispensing revenue	440,561	576,283
Cost of care	(457,631)	(482,054)
Cost of goods sold	(415,459)	(542,633)
Direct service costs and other	(192,456)	(221,486)
Stock compensation expense (1)	8,887	10,140
Changes in fair value of contingent consideration (1)	(266)	(49)
Less: non-controlling interest segment profit (loss) (2)	165	(278)
Consolidated segment profit	$59,932	$69,819

Reconciliation of income before taxes to segment profit:
Income before income taxes	$25,404	$29,275
Stock compensation expense	8,887	10,140
Changes in fair value of contingent consideration	(266)	(49)
Non-controlling interest segment profit (loss)	(165)	278
Depreciation and amortization	25,007	26,976
Interest expense	1,748	4,148
Interest and other income	(683)	(949)
Segment profit	$59,932	$69,819

Note: For a more detailed discussion of Magellan Health's results for the quarter ended March 31, 2017, refer to the Company's quarterly report on Form 10-Q, which will be filed with the SEC on, or shortly after, Wednesday, April 26, 2017, and the live broadcast or taped replay of the Company's earnings conference call on Wednesday, April 26, 2017, which will be available at MagellanHealth.com.

(1)

Stock compensation expense and changes in the fair value of contingent consideration recorded in relation to acquisitions are included in direct service costs and other operating expenses; however, these amounts are excluded from the computation of segment profit.

(2)	The non-controlling portion of AlphaCare's segment profit (loss) is excluded from the computation of segment profit.

(3)

Healthcare subcontracts with Pharmacy Management to provide pharmacy benefits management services for certain of Healthcare’s customers. In addition, Pharmacy Management provides pharmacy benefits management for the Company’s employees covered under its medical plan. As such, revenue, cost of goods sold and direct service costs and other related to these arrangements are eliminated.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

NON-GAAP MEASURES

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2016	2017
	(unaudited)	(unaudited)

Net income attributable to Magellan Health, Inc.	$13,237	$17,747
Adjusted for acquisitions starting in 2013
Stock compensation expense relating to acquisitions	4,556	4,852
Changes in fair value of contingent consideration	(266)	(49)
Amortization of acquired intangibles	5,780	8,452
Tax impact	(3,878)	(4,879)
Adjusted net income	$19,429	$26,123

Net income per common share attributable to Magellan Health, Inc.—Diluted	$0.54	$0.74
Adjusted for acquisitions starting in 2013
Stock compensation expense relating to acquisitions	0.19	0.20
Changes in fair value of contingent consideration	(0.01)	—
Amortization of acquired intangibles	0.23	0.35
Tax impact	(0.16)	(0.20)
Adjusted earnings per share	$0.79	$1.09

Note: For a more detailed discussion of Magellan Health's results for the quarter ended March 31, 2017, refer to the Company's quarterly report on Form 10-Q, which will be filed with the SEC on, or shortly after, Wednesday, April 26, 2017, and the live broadcast or taped replay of the Company's earnings conference call on Wednesday, April 26, 2017, which will be available at MagellanHealth.com.